10-K
Exhibit 32.2
Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C ss.1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of The Bureau of National Affairs, Inc. ("the Company”), for the year ending December 31, 2009 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, as Chief Financial Officer of the Company, does hereby certify that to the undersigned’s knowledge and solely for the purposes of complying with 18 U.S.C. ss. 1350, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and that

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 24, 2010	/s/Robert P. Ambrosini
Date	Executive Vice President and Chief Financial Officer

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